Exhibit 23.1

Consent of Independent Registration Accountant

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Green Automotive Company equity compensation plan filed with the Securities and Exchange Commission on October 29, 2013 of our report dated May 10, 2013, together with the amendents thereto dated July 20, 2013 and October 25, 2013, with respect to the consolidated financial statements of Green Automotive Company included in Registration Statement and related Prospectus, filed with the Securities and Exchange Commission.

/a/ Anton & Chia, LLP

Dated: October 29, 2013